Robinhood Reports Fourth Quarter and Full Year 2023 Results

2023 Record Revenues of $1.9 billion, up 37% year-over-year, including $471 million in Q4

Net positive transfers from every major brokerage competitor fuels strong Net Deposits of $4.6 billion in Q4

Q4 GAAP net income of $30 million, or $0.03 per share, and Adjusted EBITDA of $133 million

MENLO PARK, Calif. – February 13, 2024 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the fourth quarter and full year 2023, which ended December 31, 2023.

“2023 was a strong year as our product velocity continued to accelerate, our trading market share increased, and we started to expand globally,” said Vlad Tenev, CEO and Co-Founder of Robinhood. “And we're off to an even better start in 2024, as we've already brought in more Funded Customers and Net Deposits through the first half of Q1 than we did in all of Q4 2023.”

“We delivered significant profitable growth in 2023,” said Jason Warnick, Chief Financial Officer of Robinhood. “We drove record full-year revenues and substantially higher margins, and in Q4 we had positive GAAP net income. In 2024, we aim to continue delivering profitable growth as we work to maximize earnings per share over time to drive long-term shareholder value.”

Fourth Quarter Results:
•Total net revenues increased 24% year-over-year to $471 million, due to higher net interest, transaction-based, and other revenues.
◦Net interest revenues increased 41% year-over-year to $236 million, driven by growth in interest-earning assets and higher short term interest rates.
◦Transaction-based revenues increased 8% year-over-year to $200 million, primarily driven by cryptocurrencies revenue of $43 million, up 10%, equities revenue of $25 million, up 19%, partially offset by options revenue of $121 million, down 2%.
◦Other revenues increased 30% year-over-year to $35 million, primarily driven by higher revenues from Gold subscriptions and Sherwood Media.
•Net income increased year-over-year to $30 million, or earnings per share (EPS) of $0.03, compared with a net loss of $166 million, or EPS of -$0.19, in Q4 2022.
•Total operating expenses decreased 17% year-over-year to $445 million.
•Adjusted Operating Expenses (non-GAAP) increased 14% year-over-year to $364 million.
•Share-based compensation (SBC) decreased 49% year-over-year to $81 million.
•Adjusted EBITDA (non-GAAP) increased 62% year-over-year to $133 million.
•Funded Customers (previously Net Cumulative Funded Accounts, please see "Key Performance Metrics" below for more information) increased by 420 thousand year-over-year to 23.4 million.
•Assets Under Custody (AUC) increased 65% year-over-year to $102.6 billion, primarily driven by continued Net Deposits and higher equity valuations.
•Net Deposits were $4.6 billion, which translates to an annualized growth rate of 21% relative to AUC at the end of Q3 2023. Over the past twelve months, Net Deposits were $17.1 billion, which translates to a growth rate of 27% relative to AUC at the end of Q4 2022.
•Gold subscribers increased 25% year-over-year to 1.42 million.
•Average Revenue Per User (ARPU) increased by 23% year-over-year to $81.
•Cash and cash equivalents totaled $4.8 billion compared with $6.3 billion at the end of Q4 2022. The decrease was primarily driven by the purchase of 55 million Robinhood shares, movement of some corporate cash into investments, and the acquisition of X1 Inc. (now "Robinhood Credit").
•Monthly Active Users (MAU) decreased 4% year-over-year to 10.9 million.

Full Year Results:
•Total net revenues increased 37% year-over-year to $1.87 billion.
•Net loss improved $487 million year-over-year to $541 million, or EPS of -$0.61 per share, compared with a net loss of $1.03 billion, or EPS of -$1.17, in 2022.
◦2023 includes $589 million in expenses, or -$0.66 EPS impact, from the combination of the $485 million 2021 Founders Award Cancellation and a $104 million regulatory accrual recorded in Q3 2023.
•Total operating expenses increased 1% year-over-year to $2.40 billion.
◦Adjusted Operating Expenses (non-GAAP) decreased 7% year-over-year to $1.43 billion.
◦SBC increased 33% year-over-year to $871 million. SBC excluding the 2021 Founders Award Cancellation decreased 41% year-over-year to $386 million.
•Adjusted EBITDA (non-GAAP) increased $630 million year-over-year to positive $536 million, compared to negative $94 million in 2022.

Highlights

Accelerated product velocity as Robinhood continues to aggressively invest for the future
•1% bonus drives $3 billion in asset transfers in - Customers increased their investment potential, taking advantage of Robinhood's three month 1% bonus promotion, by transferring over $3 billion of assets from brokerage competitors with an average transfer of over $100 thousand.
•The most for retirement with Robinhood Gold - Through April 30, Robinhood is offering customers subscribed to Robinhood Gold up to 3% extra on every dollar contributed to their Robinhood Retirement accounts, including IRA transfers and 401(k) rollovers.
•Robinhood Gold subscribers continue to grow - Robinhood Gold grew to $1.42 million subscribers as of December 31, 2023 (up 25% year-over-year) and increased their FDIC-insured cash sweep balances to over $15 billion (up over 200% year-over-year) with an average of more than $10 thousand per subscriber.
•11 Spot Bitcoin ETFs added on first day available - On January 11, 2024, Robinhood added 11 spot Bitcoin ETFs on the 1st day available following their approval by the SEC.
•Global expansion kicks off in UK and EU - Building on early progress following the UK brokerage waitlist launch and the EU crypto launch, Robinhood plans to explore opportunities to continue growing its customer base outside the US.
•Building features for active traders - Further expanding offerings for active traders, the Company will move forward on creating a pro trader web experience and plans to introduce futures and index options.

Webcast and Conference Call Information

Robinhood will host a conference call to discuss its results at 2 p.m. PT / 5 p.m. ET today, February 13, 2024. The live webcast of Robinhood's earnings conference call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation.

Following the call, a replay and transcript will also be available at the same website.

Financial Outlook

Our 2024 expense plan includes growth investments in new products, features, and international expansion while also getting more efficient in our existing businesses. Taken together, we expect both GAAP total operating expenses and Non-GAAP combined Adjusted Operating Expenses and SBC for full-year 2024 to be in the range of $1.85 billion to $1.95 billion.

Actual results might differ materially from our outlook due to several factors, including the rate of growth in Funded Customers and our effectiveness to cross-sell products which affects variable marketing costs, the degree to which we are successful in managing credit losses and preventing fraud, and our ability to manage web-hosting expenses efficiently, among other factors. The above expense outlook does not include potential significant regulatory matters or other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that may arise or accruals or expenses we may determine in the future are required, as we are unable to accurately predict the size or timing of such matters or accruals at this time. See “Non-GAAP Financial Measures” for more information on Adjusted Operating Expenses and SBC, including significant items that we believe are not indicative of our ongoing expenses that would be adjusted out of total operating expenses (GAAP) to get to Adjusted Operating Expenses and SBC (non-GAAP) should they occur.

About Robinhood

Robinhood Markets, Inc. is on a mission to democratize finance for all. In the U.S., people can invest with no account minimums through Robinhood Financial LLC, a registered broker dealer (member SIPC), buy and sell crypto through Robinhood Crypto, LLC, spend and earn rewards through debit cards with Robinhood Money, LLC and credit cards with Robinhood Credit, Inc., trade U.S. stocks without commission or FX fees in the UK through Robinhood U.K. Ltd., trade crypto in select jurisdictions in the European Union through Robinhood Europe, UAB, and access easy-to-understand educational content through Robinhood Learn.

Robinhood uses the “Overview” tab of its Investor Relations website (accessible at investors.robinhood.com/overview) and its Newsroom (accessible at newsroom.aboutrobinhood.com), as means of disclosing information to the public in a broad, non-exclusionary manner for purposes of the Securities and Exchange Commission's (“SEC”) Regulation Fair Disclosure (Reg. FD). Investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

“Robinhood” and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
ir@robinhood.com

Press:
press@robinhood.com

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
(in millions, except share and per share data)	2022	2023
Assets
Current assets:
Cash and cash equivalents	$6,339	$4,835
Cash segregated under federal and other regulations	2,995	4,448
Receivables from brokers, dealers, and clearing organizations	76	89
Receivables from users, net	3,218	3,495
Securities borrowed	517	1,602
Deposits with clearing organizations	186	338
Asset related to user cryptocurrencies safeguarding obligation	8,431	14,708
User-held fractional shares	997	1,592
Held-to-maturity investments	—	413
Prepaid expenses	86	63
Other current assets	72	207
Total current assets	22,917	31,790
Property, software, and equipment, net	146	120
Goodwill	100	175
Intangible assets, net	25	48
Non-current held-to-maturity investments	—	73
Non-current prepaid expenses	17	4
Other non-current assets	132	122
Total assets	$23,337	$32,332
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$185	$384
Payables to users	4,701	5,097
Securities loaned	1,834	3,547
User cryptocurrencies safeguarding obligation	8,431	14,708
Fractional shares repurchase obligation	997	1,592
Other current liabilities	105	217
Total current liabilities	16,253	25,545
Other non-current liabilities	128	91
Total liabilities	16,381	25,636
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 210,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and December 31, 2023.	—	—
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 764,888,917 shares issued and outstanding as of December 31, 2022; 21,000,000,000 shares authorized, 745,401,862 shares issued and outstanding as of December 31, 2023.	—	—
Class B common stock, $0.0001 par value. 700,000,000 shares authorized, 127,862,654 shares issued and outstanding as of December 31, 2022; 700,000,000 shares authorized, 126,760,802 shares issued and outstanding as of December 31, 2023.	—	—
Class C common stock, $0.0001 par value. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and December 31, 2023.	—	—
Additional paid-in capital	11,861	12,145
Accumulated other comprehensive income (loss)	—	(3)
Accumulated deficit	(4,905)	(5,446)
Total stockholders’ equity	6,956	6,696
Total liabilities and stockholders’ equity	$23,337	$32,332

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		YOY% Change	Three Months Ended September 30,	QOQ% Change
(in millions, except share, per share, and percentage data)	2022	2023		2023
Revenues:
Transaction-based revenues	$186	$200	8%	$185	8%
Net interest revenues	167	236	41%	251	(6)%
Other revenues	27	35	30%	31	13%
Total net revenues	380	471	24%	467	1%

Operating expenses(1)(2):
Brokerage and transaction	85	32	(62)%	39	(18)%
Technology and development	180	197	9%	202	(2)%
Operations	43	40	(7)%	41	(2)%
Marketing	29	43	48%	28	54%
General and administrative	197	133	(32)%	230	(42)%
Total operating expenses	534	445	(17)%	540	(18)%

Other (income) expense, net	14	(3)	NM	2	NM
Income (loss) before income taxes	(168)	29	NM	(75)	NM
Provision for (benefit from) income taxes	(2)	(1)	(50)%	10	NM
Net income (loss)	$(166)	$30	NM	$(85)	NM
Net income (loss) attributable to common stockholders:
Basic	$(166)	$30		$(85)
Diluted	$(166)	$30		$(85)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.19)	$0.03		$(0.09)
Diluted	$(0.19)	$0.03		$(0.09)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	889,239,632	867,298,537		895,108,790
Diluted	889,239,632	883,227,967		895,108,790

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,		YOY% Change
(in millions, except share, per share, and percentage data)	2022	2023
Revenues:
Transaction-based revenues	$814	$785	(4)%
Net interest revenues	424	929	119%
Other revenues	120	151	26%
Total net revenues	1,358	1,865	37%

Operating expenses(1)(2):
Brokerage and transaction	179	146	(18)%
Technology and development	878	805	(8)%
Operations	285	159	(44)%
Marketing	103	122	18%
General and administrative	924	1,169	27%
Total operating expenses	2,369	2,401	1%

Other (income) expense, net	16	(3)	NM
Loss before income taxes	(1,027)	(533)	(48)%
Provision for income taxes	1	8	700%
Net loss	$(1,028)	$(541)	(47)%
Net loss attributable to common stockholders:
Basic	$(1,028)	$(541)
Diluted	$(1,028)	$(541)
Net loss per share attributable to common stockholders:
Basic	$(1.17)	$(0.61)
Diluted	$(1.17)	$(0.61)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	878,630,024	890,857,659
Diluted	878,630,024	890,857,659

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2022	2023	2023	2022	2023
Brokerage and transaction	22%	7%	8%	13%	8%
Technology and development	47%	42%	43%	65%	43%
Operations	11%	8%	9%	21%	9%
Marketing	8%	9%	6%	8%	7%
General and administrative	52%	28%	49%	68%	63%
Total operating expenses	140%	94%	115%	175%	130%

(2)    The following table presents the SBC in our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
(in millions)	2022	2023	2023	2022	2023
Brokerage and transaction	$1	$1	$2	$5	$7
Technology and development	46	50	51	212	211
Operations	3	2	3	8	8
Marketing	1	2	1	4	5
General and administrative	109	26	26	425	640
Total SBC	$160	$81	$83	$654	$871

ROBINHOOD MARKETS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2022	2023	2022	2023
Operating activities:
Net loss	$(166)	$30	$(1,028)	$(541)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17	17	61	71
Impairment of long-lived assets	(2)	4	45	5
Provision for credit losses	8	14	36	43
Share-based compensation	160	81	654	871
Other	19	1	35	3
Changes in operating assets and liabilities:
Receivables from brokers, dealers, and clearing organizations	(1)	(26)	12	(13)
Receivables from users, net	821	204	3,386	(298)
Securities borrowed	(378)	(398)	(517)	(1,085)
Deposits with clearing organizations	15	(63)	142	(152)
Current and non-current prepaid expenses	4	11	33	37
Other current and non-current assets	(23)	(39)	(26)	(48)
Accounts payable and accrued expenses	(17)	(11)	(62)	134
Payables to users	(695)	772	(1,775)	396
Securities loaned	411	302	(1,817)	1,713
Other current and non-current liabilities	8	61	(31)	45
Net cash provided by (used in) operating activities	181	960	(852)	1,181
Investing activities:
Purchases of property, software, and equipment	(3)	(1)	(28)	(2)
Capitalization of internally developed software	(7)	(5)	(29)	(19)
Purchases of available-for-sale investments	(1)	—	(25)	—
Proceeds from sales and maturities of available-for-sale investments	23	—	42	10
Purchases of held-to-maturity investments	—	(108)	—	(759)
Proceeds from maturities of held-to-maturity investments	—	115	—	282
Acquisitions of a business, net of cash and cash equivalents acquired	—	(3)	—	(93)
Other	(1)	(1)	(20)	(1)
Net cash provided by (used in) investing activities	11	(3)	(60)	(582)
Financing activities:
Proceeds from issuance of common stock under the Employee Stock Purchase Plan ("ESPP")	3	5	16	14
Taxes paid related to net share settlement of equity awards	(3)	(3)	(12)	(12)
Draws on credit facilities	—	—	21	20
Repayments on credit facilities	—	—	(21)	(20)
Payments of debt issuance costs	—	—	(10)	(10)
Change in principal collected from customers due to Coastal Bank	—	4	—	1
Proceeds from exercise of stock options, net of repurchases	—	3	6	5
Repurchase of common stock	—	—	—	(608)
Net cash provided by (used in) financing activities	—	9	—	(610)
Effect of foreign exchange rate changes on cash and cash equivalents	1	—	(1)	—
Net decrease in cash, cash equivalents, segregated cash, and restricted cash	193	966	(913)	(11)
Cash, cash equivalents, segregated cash, and restricted cash, beginning of the period	9,164	8,380	10,270	9,357
Cash, cash equivalents, segregated cash, and restricted cash, end of the period	$9,357	$9,346	$9,357	$9,346
Reconciliation of cash, cash equivalents, segregated cash, and restricted cash, end of the period:
Cash and cash equivalents, end of the period	$6,339	$4,835	$6,339	$4,835
Segregated cash, end of the period	2,995	4,448	2,995	4,448
Restricted cash in other current assets, end of the period	1	46	1	46
Restricted cash in other non-current assets, end of the period	22	17	22	17
Cash, cash equivalents, segregated cash, and restricted cash, end of the period	9,357	9,346	9,357	9,346
Supplemental disclosures:
Cash paid for interest	$6	$4	$12	$12
Cash paid for income taxes, net of refund received	$—	$—	$4	$9

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
(in millions)	2022	2023	2023	2022	2023
Net income (loss)	$(166)	$30	$(85)	$(1,028)	$(541)
Net margin	(44)%	6%	(18)%	(76)%	(29)%
Add:
Interest expenses related to credit facilities	6	6	6	24	23
Provision for (benefit from) income taxes	(2)	(1)	10	1	8
Depreciation and amortization	17	17	19	61	71
EBITDA (non-GAAP)	(145)	52	(50)	(942)	(439)
Less: SBC
2021 Founders Award Cancellation(1)	—	—	—	—	485
SBC excluding 2021 Founders Award Cancellation(2)	160	81	83	654	386
Impairment of Ziglu equity securities(3)	12	—	—	12	—
Restructuring charges(4)	(2)	—	—	105	—
Significant legal and tax settlements and reserves	—	—	104	20	104
Q4 2022 Processing Error(5)	57	—	$—	$57	$—
Adjusted EBITDA (non-GAAP)	$82	$133	$137	$(94)	$536
Adjusted EBITDA margin (non-GAAP)	22%	28%	29%	(7)%	29%
________________

(1) In February 2023, we cancelled the 2021 pre-IPO market-based restricted stock units granted to our founders of $35.5 million unvested shares (the "2021 Founders Award Cancellation").
(2) For the year ended December 31, 2022, SBC excluding 2021 Founders Award Cancellation benefited from restructuring-related net reversals of previously recognized expense of $77 million in connection with a reduction in force announced on April 26, 2022 (the “April 2022 Restructuring”) and another one announced on August 2, 2022 (the “August 2022 Restructuring”).
(3) Partially as a result of the termination of the stock purchase agreement, the advances made to Ziglu accounted for as non-marketable equity securities were impaired to a carrying value of zero.
(4) Restructuring charges includes:
•A final adjustment related to office closures that were part of the August 2022 Restructuring for the three months ended December 31, 2022; and
•$105 million for the year ended December 31, 2022, related to both the April 2022 Restructuring and August 2022 Restructuring, consisting of $45 million of impairment and $9 million of accelerated depreciation, in each case relating to office closures, and $51 million of cash charges for employee-related wages, benefits and severance.
(5) Q4 Processing Error includes:
•$57 million for the three months ended December 31, 2022 due to delays in notification from third parties and process failures within Robinhood’s brokerage systems and operations in connection with the handling of a 1-for-25 reverse stock split transaction of Cosmos Health, Inc. The resulting loss of $57 million is recorded within brokerage and transaction in the consolidated statement of operations.

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
(in millions)	2022	2023	2023	2022	2023
Total operating expenses (GAAP)	$534	$445	$540	$2,369	$2,401
Less: SBC
2021 Founders Award Cancellation	—	—	—	—	485
SBC Excluding 2021 Founders Award Cancellation	160	81	83	654	386
Less: Restructuring charges	(2)	—	—	105	—
Less: Significant legal and tax settlements and reserves	—	—	104	20	104
Less: Q4 2022 Processing Error	57	—	—	57	—
Adjusted Operating Expenses (Non-GAAP)	$319	$364	$353	$1,533	$1,426

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

Financial Outlook for the Year Ending December 31, 2024
Prior Outlook(1) (in millions)
Total operating expenses (GAAP)	$1,850 - $1,950
Significant reconciliation items(1)	—
Adjusted Operating Expenses and SBC (non-GAAP)	$1,850 - $1,950

(1) Actual results might differ materially from our outlook, see “Financial Outlook” for more information. The above expense outlook does not include potential significant regulatory matters or other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that may arise or accruals we may determine in the future are required, as we are unable to accurately predict the size or timing of such matters, expenses or accruals at this time. See “Non-GAAP Financial Measures” for more information on Adjusted Operating Expenses and SBC, including significant items that we believe are not indicative of our ongoing expenses that would be adjusted out of total operating expenses (GAAP) to get to Adjusted Operating Expenses and SBC (non-GAAP) should they occur.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) statements regarding that in 2024, we aim to continue delivering profitable growth as we work to maximize earnings per share over time to drive long-term shareholder value; that we continue to aggressively invest for the future; that through April 30, Robinhood is offering customers subscribed to Robinhood Gold up to 3% extra on every dollar contributed to their Robinhood Retirement accounts, including IRA transfers and 401(k) rollovers; that Robinhood plans to explore opportunities to continue growing its customer base outside the US; that we will move forward on creating a pro trader web experience and plans to introduce futures and index options; that our 2024 expense plan includes growth investments in new products, features, and international expansion while also getting more efficient in our existing businesses; and all statements and information under the headings “Financial Outlook” and “Reconciliation of GAAP to Non-GAAP Financial Outlook.” Forward looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will” “should,” “expect,” “plan” “anticipate,” “could,” “intend,” “target” “project” “contemplate,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or similar expressions that concern our expectations, strategy, plans, or intentions. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating experience at our current scale; the difficulty of managing our business effectively, including the size of our workforce, and the risk of continued declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; our exposure to fluctuations in interest rates and rapidly changing interest rate environments; the difficulty of raising additional capital (to provide liquidity needs and support business growth and objectives) on reasonable terms, if at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for processing, operational, or technical errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive, complex, and changing regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products and services in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that processing, operational or technological failures could impair the availability or stability of our platform; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the volatility of cryptocurrency prices and trading volumes; the risk that our platform and services could be exploited to facilitate illegal payments; and the risk that substantial future sales of Class A common stock in the public market, or the perception that they may occur, could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date of this press release, February 13, 2024 and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect. All fourth quarter and full year 2023 financial information in this press release is preliminary, based on our estimates and subject to completion of our financial closing procedures. Final results for the full year, which will be reported in our Annual Report on Form 10-K for the year ended December 31, 2023, may vary from the information in this press release. In particular, until our financial statements are issued in our Annual Report on Form 10-K, we may be required to recognize certain subsequent events (such as in connection with contingencies or the realization of assets) which could affect our final results.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, Adjusted Operating Expenses, Adjusted Operating Expenses and SBC, and SBC excluding the 2021 Founders Award Cancellation. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) SBC, (v) significant legal and tax settlements and reserves, and (vi) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total net revenues. The most directly comparable GAAP measure is net margin (calculated as net income (loss) divided by total net revenues). We believe Adjusted EBITDA Margin provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Adjusted EBITDA Margin is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted Operating Expenses

Adjusted Operating Expenses is defined as GAAP total operating expenses minus (i) SBC, (ii) significant legal and tax settlements and reserves, and (iii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results, of operations, and render comparisons with prior periods less meaningful. We believe Adjusted Operating Expenses provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted Operating Expenses and SBC

Adjusted Operating Expenses and SBC is defined as GAAP total operating expenses minus (i) significant legal and tax settlements and reserves and (ii) other significant expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses), that we believe are not indicative of our ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results, of operations, and render comparisons with prior periods less meaningful. Unlike Adjusted Operating Expenses, Adjusted Operating Expenses and SBC does not adjust for SBC. We believe Adjusted Operating Expense and SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. Adjusted Operating Expenses and SBC is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

SBC excluding the 2021 Founders Award Cancellation

We define SBC excluding the 2021 Founders Award Cancellation as GAAP SBC minus the impact of the 2021 Founders Award Cancellation, which we do not believe is indicative of our ongoing expenses. The amount and timing of the 2021 Founders Award Cancellation not driven by core results of operations and renders comparisons with prior periods less meaningful. We believe SBC excluding the 2021 Founders Award Cancellation provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure. SBC excluding the Founders Award Cancellation is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the key performance metrics described below to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Before Q4 2023, we referred to Funded Customers as Net Cumulative Funded Accounts. As our business has grown and we have added additional account types (such as retirement accounts), we have relabeled this metric (and made conforming changes throughout other definitions) to clarify that it measures unique individuals (rather than accounts), although the calculation remains the same and does not affect amounts reported in prior periods. Additionally, beginning in Q4 2023, Robinhood Credit users are included in our calculation of MAU, although we are not restating amounts in prior periods as the impact to those figures was immaterial.

Funded Customers

We define a Funded Customer as a unique person who has at least one account with a Robinhood entity and, within the past 45 calendar days (a) had an account balance that was greater than zero (excluding amounts that are deposited into a Funded Customer account by the Company with no action taken by the unique person) or (b) completed a transaction using any such account.

Monthly Active Users (“MAU”)

We define MAUs as the number of unique persons who, using one or more accounts with a Robinhood entity, meet one of the following criteria at any point during a specified calendar month: a) executes a debit card or credit card transaction, b) transitions between two different screens on a mobile device while logged into their account or c) loads a page in a web browser while logged into their account. A person need not satisfy these conditions on a recurring monthly basis or be a Funded Customer to be included in MAU. MAU figures in this press release reflect MAU for the last month of the relevant period presented. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of, the performance of revenue and other key performance indicators.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains (losses) drive the change in AUC in any given period.

Net Deposits

We define Net Deposits as all cash deposits and asset transfers received from customers, net of reversals, customer cash withdrawals, and other assets transferred out of our platform (assets transferred in or out include debit card transactions, ACATS transfers, and custodial crypto wallet transfers) for a stated period. Starting in January 2024, Net Deposits include dividend and interest inflows and Robinhood Gold subscription fees and margin interest outflows, although we will not restate amounts in prior periods as the impact to those figures was immaterial.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average number of Funded Customers on the last day of that period and the last day of the immediately preceding period. Figures in this release represent ARPU for the year or annualized for each three-month period presented, as applicable.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

When used with respect to Net Deposits, “growth rate” and “annualized growth rate” provide information about Net Deposits relative to total AUC. “Growth rate” is calculated as aggregate Net Deposits over a specified 12 month period, divided by AUC for the fiscal quarter that immediately precedes such 12 month period. “Annualized growth rate” is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by AUC for the immediately preceding quarter.